UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 International Drive Rye Brook, New York		10573
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2016, John P. Connolly notified Xylem Inc. (the “Company”) that he is resigning from his position as Vice President, Controller & Chief Accounting Officer of the Company to pursue another opportunity. Mr. Connolly’s resignation will be effective as of August 5, 2016 and he has agreed to assist the Company with the transition of his responsibilities.

E. Mark Rajkowski, the Company’s Senior Vice President and Chief Financial Officer will assume the role of principal accounting officer effective August 5, 2016. Prior to joining the Company in March of this year, Mr. Rajkowski, 57, served as a strategic advisor to WestRock Company, a global packaging company that was formed in 2015 following the merger of MeadWestvaco (MWV) and RockTenn. Mr. Rajkowski served as Senior Vice President and Chief Financial Officer of MWV from 2004 until 2015. Mr. Rajkowski serves on the board of directors of ACCO Brands Corporation, where he has been a director since 2012. He began his career at PriceWaterhouseCoopers LLP, where he last served as Managing Partner for the Upstate New York Technology Group and Partner, Audit and Business Advisory Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: July 27, 2016	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Senior Vice President, General Counsel & Corporate Secretary
(Authorized Officer of Registrant)